UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
Belden & Blake Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First City Tower, 1001 Fannin Street, Suite 800, Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-659-3500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events
On April 20, 2011, Belden & Blake Corporation (the “Company”) provided notice to The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company), as trustee under the indenture governing the Company’s 8.75% Senior Secured Notes due 2012 (the “Notes”), of its intention to redeem all of its outstanding Notes, with a current outstanding balance of $139,475,000. The redemption will be made in accordance with the terms of the indenture. The Company expects to redeem the Notes on May 24, 2011 (the “Redemption Date”) at a redemption price of 100% of their principal amount, plus accrued and unpaid interest to the Redemption Date.
Cede & Co., the record holder for the Notes, as nominee of The Depository Trust Company (“DTC”), has been notified of the redemption. Owners of Notes should contact their financial advisers for more specific details regarding their broker-dealer’s allocation procedures. A copy of the press release, dated April 21, 2011, announcing the Company’s intent to redeem the Notes is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title of Document

4.1	Indenture for the Company’s 8.75% Senior Secured Notes due 2012, dated July 7, 2004, between Belden & Blake Corporation, the subsidiary guarantors described therein, and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.2 to Belden & Blake Corporation’s Form 8-K dated July 7, 2004 (as amended)).

99.1	Press release dated April 21, 2011 announcing the redemption.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belden & Blake Corporation
April 21, 2011	By:	/s/ James M. Vanderhider
James M. Vanderhider
President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

4.1	Indenture for the Company’s 8.75% Senior Secured Notes due 2012, dated July 7, 2004, between Belden & Blake Corporation, the subsidiary guarantors described therein, and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.2 to Belden & Blake Corporation’s Form 8-K dated July 7, 2004 (as amended)).

99.1	Press release dated April 21, 2011 announcing the redemption.

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